                                   TRUST AGREEMENT

                            Dated as of September 1, 1996

                                       between

                             ANTIGUA FUNDING CORPORATION

                                         and

                            ______________________________
                                    Owner Trustee





                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1


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                                  TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I          . . . . . . . . . . . . . . . . . . . . . . . . DEFINITIONS
                     1
    Section 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.2.   Usage of Terms  . . . . . . . . . . . . . . . . . . . .   3
    Section 1.3.   Calculations  . . . . . . . . . . . . . . . . . . . . .   4
    Section 1.4.   Section References  . . . . . . . . . . . . . . . . . .   4
    Section 1.5.   Action by or Consent of Certificateholders  . . . . . .   4

ARTICLE II         . . . . . . . . . . . . . . . . . . . . . CREATION OF TRUST
                     4
    Section 2.1.   Creation of Trust . . . . . . . . . . . . . . . . . . .   4
    Section 2.2.   Office  . . . . . . . . . . . . . . . . . . . . . . . .   4
    Section 2.3.   Purposes and Powers . . . . . . . . . . . . . . . . . .   4
    Section 2.4.   Trust May Consolidate or Merge Only on Certain Terms  .   5
    Section 2.5.   Appointment of Owner Trustee  . . . . . . . . . . . . .   6
    Section 2.6.   Initial Capital Contribution of Trust Estate  . . . . .   6
    Section 2.7.   Declaration of Trust  . . . . . . . . . . . . . . . . .   6
    Section 2.8.   Liability of the Depositor. . . . . . . . . . . . . . . . 6
    Section 2.9.   Representations and Warranties of the Depositor . . . . . 7
    Section 2.10.  Covenants of the Depositor  . . . . . . . . . . . . . .   8
    Section 2.11.  Covenants of the Certificateholders . . . . . . . . . .  11

ARTICLE III        . . . . . . . . . . . . . . . . . . . . . .THE CERTIFICATES
                    12
    Section 3.1.   Initial Ownership . . . . . . . . . . . . . . . . . . .  12
    Section 3.2.   The Certificates; Authorized Denominations  . . . . . .  12
    Section 3.3.   Authentication of Certificates  . . . . . . . . . . . .  13
    Section 3.4.   Registration of Transfer and Exchange of
                     Certificates. . . . . . . . . . . . . . . . . . . . .  13
    Section 3.5.   Mutilated, Destroyed, Lost or Stolen
                     Certificates  . . . . . . . . . . . . . . . . . . . .  15
    Section 3.6.   Persons Deemed Owners . . . . . . . . . . . . . . . . .  15
    Section 3.7.   Access to List of Certificateholders' Names
                   and Addresses . . . . . . . . . . . . . . . . . . . . .  15
    Section 3.8.   Maintenance of Office or Agency . . . . . . . . . . . .  16
    Section 3.9.   Appointment of Paying Agent . . . . . . . . . . . . . .  16

ARTICLE IV         . . . . . . . . . . . . . . . . . .ACTIONS BY OWNER TRUSTEE
                    17
    Section 4.1.   Restriction on Power of Certificateholders  . . . . . .  17
    Section 4.2.   Prior Notice to Certificateholders with Respect
                     to Certain Matters  . . . . . . . . . . . . . . . . .  17
    Section 4.3.   Action by Certificateholders with Respect to
                     Bankruptcy  . . . . . . . . . . . . . . . . . . . . .  17


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    Section 4.4.   Restrictions on Certificateholders' Power . . . . . . .  17

ARTICLE V          . . . . . . . . .APPLICATION OF TRUST FUNDS; CERTAIN DUTIES
                    18
    Section 5.1.   Trust Accounts  . . . . . . . . . . . . . . . . . . . .  18
    Section 5.2.   Application of Funds in the Equity Certificate
                   Distribution Account  . . . . . . . . . . . . . . . . .  20
    Section 5.3.   Distribution of Funds in the Equipment Account
                   and Transfer of Equipment . . . . . . . . . . . . . . .  22
    Section 5.4.   Method of Payment . . . . . . . . . . . . . . . . . . .  22
    Section 5.5.   No Segregation of Monies; No Interest . . . . . . . . .  22

ARTICLE VI         . . . . . . . . . . . AUTHORITY AND DUTIES OF OWNER TRUSTEE
                    23
    Section 6.1.   General Authority . . . . . . . . . . . . . . . . . . . .23
    Section 6.2.   General Duties  . . . . . . . . . . . . . . . . . . . .  23
    Section 6.3.   Action upon Instruction . . . . . . . . . . . . . . . .  23
    Section 6.4.   No Duties Except as Specified in this Agreement
                     or in Instructions  . . . . . . . . . . . . . . . . .  24
    Section 6.5.   No Action Except under Specified Documents or
                     Instructions. . . . . . . . . . . . . . . . . . . . .  25
    Section 6.6.   Restrictions  . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VII        . . . . . . . . . . . . . . . .CONCERNING THE OWNER TRUSTEE
                    25
    Section 7.1.   Acceptance of Trust and Duties  . . . . . . . . . . . .  25
    Section 7.2.   Furnishing of Documents . . . . . . . . . . . . . . . .  27
    Section 7.3.   Representations and Warranties  . . . . . . . . . . . .  27
    Section 7.4.   Reliance; Advice of Counsel . . . . . . . . . . . . . .  27
    Section 7.5.   Not Acting in Individual Capacity . . . . . . . . . . .  28
    Section 7.6.   Owner Trustee Not Liable for Certificates,
                   Notes or Contracts  . . . . . . . . . . . . . . . . . .  28
    Section 7.7.   Owner Trustee May Own Certificates and Notes  . . . . .  29

ARTICLE VIII       . . . . . . . . . . . . . . . COMPENSATION OF OWNER TRUSTEE
                    29
    Section 8.1.   Owner Trustee's Fees and Expenses . . . . . . . . . . .  29
    Section 8.2.   Indemnification . . . . . . . . . . . . . . . . . . . .  29
    Section 8.3.   Non-recourse Obligations  . . . . . . . . . . . . . . .  30

ARTICLE IX         . . . . . . . . . . . . . . . . . . . . . . . . TERMINATION
                    30
    Section 9.1.   Termination of the Trust  . . . . . . . . . . . . . . .  30

ARTICLE X          . . .SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES
                    32
    Section 10.1.  Eligibility Requirements for Owner Trustee  . . . . . .  32


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    Section 10.2.  Resignation or Removal of Owner Trustee . . . . . . . .  33
    Section 10.3.  Successor Owner Trustee . . . . . . . . . . . . . . . .  33
    Section 10.4.  Merger or Consolidation of Owner Trustee  . . . . . . .  34
    Section 10.5.  Appointment of Co-Trustee or Separate Trustee . . . . .  34

ARTICLE XI         . . . . . . . . . . . . . . . . . .MISCELLANEOUS PROVISIONS
                    36
    Section 11.1.  Amendment . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 11.2.  No Recourse . . . . . . . . . . . . . . . . . . . . . .  37
    Section 11.3.  Governing Law . . . . . . . . . . . . . . . . . . . . .  37
    Section 11.4.  Severability of Provisions  . . . . . . . . . . . . . .  37
    Section 11.5.  Certificates Nonassessable and Fully Paid . . . . . . .  38
    Section 11.6.  Third-Party Beneficiaries . . . . . . . . . . . . . . .  38
    Section 11.7.  Counterparts  . . . . . . . . . . . . . . . . . . . . .  38
    Section 11.8.  Notices . . . . . . . . . . . . . . . . . . . . . . . .  38


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                                       EXHIBITS

Exhibit A    --     Form of Equity Certificate

Exhibit B    --     Form of Equipment Certificate

Exhibit C    --     Form of Representation Letter


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          THIS TRUST AGREEMENT, dated as of September 1, 1996, is made between
Antigua Funding Corporation, a Delaware corporation (the "Depositor"), and ___________________________, a _________________________, as Owner Trustee (in
such capacity, the "Owner Trustee").

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

          Section 1.1. DEFINITIONS. All terms defined in the Indenture (defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless otherwise specified, shall have the following meanings:

          AGREEMENT OR "THIS AGREEMENT": This Trust Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

          APPLICANTS:  The meaning assigned in Section 3.7.

          AUTHENTICATION AGENT: ____________________, or its successor in interest, and any successor authentication agent appointed as provided in this Agreement.

          BENEFIT PLAN:  The meaning assigned in Section 3.4(g).

          CERTIFICATE: An Equity Certificate or an Equipment Certificate, as applicable.

          CERTIFICATE ACCOUNT: The Equity Certificate Distribution Account or the Equipment Account, as applicable.

          CERTIFICATE MAJORITY:  The meaning assigned in Section 1.5(a).

          CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 3.4(a).

          CERTIFICATEHOLDER OR HOLDER: A Person in whose name a Certificate is registered in the Certificate Register.

          CODE:  The Internal Revenue Code of 1986, as amended.

          CORPORATE TRUST OFFICE: The principal office of the Owner Trustee at which


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at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at ___________________________, Attention:
Corporate Trust Administration; the telecopy number for the Corporate Trust Office on the date of the execution of this Agreement is ______________.

          DEPOSITOR: Antigua Funding Corporation, a Delaware corporation, in its capacity as depositor hereunder.

          EQUIPMENT ACCOUNT: The account designated as the Equipment Account in, and which is established and maintained pursuant to, Section 5.1.

          EQUIPMENT CERTIFICATEHOLDER: The Person in whose name the Equipment Certificate is registered in the Certificate Register.

          EQUIPMENT CERTIFICATE: A certificate executed by the Owner Trustee evidencing a beneficial ownership interest in the Trust, substantially in the form attached hereto as Exhibit B.

          EQUITY CERTIFICATE DISTRIBUTION ACCOUNT: The account designated as the Equity Certificate Distribution Account in, and which is established and maintained pursuant to, Section 5.1.

          EQUITY CERTIFICATEHOLDER: A Person in whose name an Equity Certificate is registered in the Certificate Register.

          EQUITY CERTIFICATE: A certificate executed by the Owner Trustee evidencing a beneficial ownership interest in the Trust, substantially in the form attached hereto as Exhibit A.

          ERISA:  The meaning assigned to such term in Section 3.4(g).

          EXPENSES:  The meaning assigned to such term in Section 8.2.

          INDEMNIFIED PARTIES:  The meaning assigned to such term in Section
8.2.

          INDENTURE: The Indenture, dated as of September 1, 1996, between the Trust and ____________________, as Indenture Trustee, as the same may be amended and supplemented from time to time.

          OWNER TRUSTEE: ________________________, or its successor in interest, acting not individually but solely as trustee, and any successor trustee appointed as provided in this Agreement.

          PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to


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Section 3.9, which initially shall be [Indenture Trustee/Revolver Trustee --
same paying agent as on the Revolving Trust Certificates].

          RECORD DATE: With respect to any Payment Date or Redemption Date, the close of business on the last Business Day immediately preceding such Payment Date or Redemption Date.

          RELATED DOCUMENTS: The Transfer and Servicing Agreement, the Indenture, the Purchase Agreement, the Cash Collateral Account Agreement, the Revolving Trust Agreement, the Certificates, the Notes, and the underwriting agreements between the Depositor and the underwriters of the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

          REVOLVING TRUST AGREEMENT: The Trust Agreement, dated as of September __, 1996, among Antigua Funding Corporation, as depositor, AT&T Capital Corporation, as administrator, [Collateral Agent], as collateral agent, and [Revolver Trustee], as Trustee, relating to the [Name of Revolving Trust].

          TRANSFER AND SERVICING AGREEMENT: The Transfer and Servicing Agreement, dated as of September 1, 1996, among the Trust, the Depositor, TCC, in its individual capacity and as Servicer, and [Indenture Trustee], as trustee under the Indenture, as the same may be amended and supplemented from time to time.

          TRUST: The trust created by this Agreement, the estate of which consists of the Trust Assets.

          TRUST ACCOUNTS: The Equity Certificate Distribution Account, the Equipment Account, and such other accounts as may be established in the name of the Trust pursuant to the Indenture or the Transfer and Servicing Agreement.

          TRUST ASSETS: The property and proceeds of every description conveyed pursuant to Section 2.6 hereof and Sections 2.1, 2.2 and 2.6 of the Transfer and Servicing Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom) and the right to withdraw funds from the Cash Collateral Account pursuant to Section 8.06 of the Indenture.

          Section 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          Section 1.3. CALCULATIONS. All calculations of the amount of interest accrued on the Equity Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          Section 1.4. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

          Section 1.5.  ACTION BY OR CONSENT OF CERTIFICATEHOLDERS.

          (a) Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by a majority of each class affected unless this Agreement provides that the vote with respect to the matter may be taken by only one class, in which case only the vote of the affected class shall be required. Except as expressly provided herein, any written notice or consent of the Equity Certificateholders or the Equipment Certificateholder delivered pursuant to this Agreement shall be effective for such class if signed by Holders of the Equity Certificates evidencing not less than a majority of the Equity Certificate Balance, and by the Holder of the Equipment Certificate, respectively, at the time of the delivery of such notice (a "Certificate Majority").

          (b) Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Certificateholders.


                                      ARTICLE II
                                  CREATION OF TRUST

          Section 2.1. CREATION OF TRUST. There is hereby formed a trust to be known as "Capita Equipment Receivables Trust 1996-1."

          Section 2.2. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders, the Depositor, and the Indenture Trustee.

          Section 2.3. PURPOSES AND POWERS. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

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            (i)     to issue the Notes pursuant to the Indenture and to sell the
     Notes in the manner directed by the Depositor;

           (ii) to issue the Equity Certificates to or upon the order of the Depositor and to issue the Equipment Certificate to the Depositor, pursuant to this Agreement;

          (iii) with the proceeds of the sale of the Notes, to fund the Escrow Account, and to pay the organizational, start-up and transactional expenses of the Trust;

           (iv) to acquire the Contracts, the Equipment and the other items conveyed pursuant to the Transfer and Servicing Agreement;

            (v) to assign, grant, transfer, pledge, mortgage and convey any or all of the Trust Assets to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders;

           (vi) to hold, manage and distribute to the Certificateholders any portion of the Trust Assets released from the Lien of, and remitted to the Trust pursuant to, the Indenture and to distribute to the Certificateholders any other portion of the Trust Assets in the manner prescribed by the Transfer and Servicing Agreement, the Indenture and the Cash Collateral Account Agreement;

          (vii) to enter into and perform its obligations under the Transfer and Servicing Agreement and the other Related Documents to which it is to be a party;

          (viii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

           (ix) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Trust Assets and the making of distributions to the Certificateholders and the Noteholders.

The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Trust. The Owner Trustee, on behalf of the Trust, shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents.

          Section 2.4.  TRUST MAY CONSOLIDATE OR MERGE ONLY ON CERTAIN TERMS.

          (a)  The Trust shall not consolidate or merge with or into any other

 Person, unless the conditions specified in Section 3.10(a) of the Indenture have been satisfied.

          (b) The Trust shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Estate under the Indenture, to any Person (except as expressly permitted by the Indenture or the Transfer and Servicing Agreement), unless the conditions specified in
Section 3.10(b) of the Indenture have been satisfied.

          Section 2.5. APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

          Section 2.6. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Assets and shall be deposited in the Equity Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          Section 2.7. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Trust Assets in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the interests and rights in the Trust Assets granted to other Persons by the Related Documents.

          Section 2.8.  LIABILITY OF THE DEPOSITOR.

          (a) The Depositor shall be liable directly to indemnify each injured party for all losses, claims, damages, liabilities and expenses of the Trust, to the extent not paid out of the Trust Assets, PROVIDED, HOWEVER, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Note Owner in the capacity of an investor in the Notes; PROVIDED, FURTHER, that the Depositor shall not shall be liable to indemnify any injured party if such party has agreed that its recourse against the Trust for any obligation or liability of the Trust to such party shall be limited to the assets of the Trust. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the provisos to the preceding sentence for which the Depositor shall not shall be liable) shall be deemed third party beneficiaries of this paragraph.

          (b)  The Depositor, other than to the extent set forth in paragraph
(a), shall not have any personal liability for any liability or obligation of the Trust or by reason of any action taken by the parties to this Agreement pursuant to any provisions of this Agreement or any Related Document.

          Section 2.9. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. By execution of this Agreement, the Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Trust Assets in trust and issuing the Notes and Certificates.

          (a) ORGANIZATION AND GOOD STANDING. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

          (b) DUE QUALIFICATION. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

          (c) POWER AND AUTHORITY. It has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto (including but not limited to the transfer of the Contracts and the Equipment to the Trust); and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action.

          (d) NO CONSENT REQUIRED. No consent, license, approval or authorization of, or registration or declaration with, any Person or any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and its Related Documents and the fulfillment of its obligations under this Agreement and its Related Documents will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Trust or the Certificates.

          (g) PLACE OF BUSINESS. The principal executive offices of the Depositor are in __________, and the offices where the Depositor keeps its records concerning the Contracts and related documents are in _______.

          (h) NOT AN INVESTMENT COMPANY. The Depositor is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

          (i) BINDING OBLIGATIONS. This Agreement and the Related Documents each constitutes the legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          Section 2.10. COVENANTS OF THE DEPOSITOR. The Depositor agrees and covenants for the benefit of each Note Owner, each Certificateholder and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

          (a) OTHER INDEBTEDNESS. It shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation and the Related Documents;

          (b) NON-PETITION. It shall not, for any reason, institute proceedings for itself or the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against itself or the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable


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

     federal or state law relating to the bankruptcy of itself or the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of itself or the Trust or a substantial part of its assets or the property of the Trust or cause or permit itself or the Trust to make any assignment for the benefit of creditors, or admit in writing its inability or the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of itself or the Trust or take any action in furtherance of any such action;

          (c) OTHER PARTIES. It shall obtain from each counterparty to each Related Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of an Event of Default under the Indenture such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States;

          (d) NO LIENS. Except for the conveyances as provided hereunder or in the Related Documents, the Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Contract, any Equipment or any other Trust Assets, whether now existing or hereafter created, and the Depositor shall defend the right, title and interest of the Trust in, to and under the Contracts, the Equipment and the other Trust Assets, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Depositor; the Depositor will immediately notify the Trustee of the existence of any Lien on any Contract or Equipment; and the Depositor shall defend the right, title and interest of the Trust in, to and under the Contracts or Equipment, whether now existing or hereafter created, against all claims of third parties claiming through or under the Depositor; PROVIDED, HOWEVER, that nothing in this subsection 2.10(d) shall prevent or be deemed to prohibit the Depositor from suffering to exist upon any of the Contracts or Equipment any Permitted Lien.

          (e) ENFORCEMENT OF PURCHASE AGREEMENT. The Depositor agrees to take all action necessary and appropriate to enforce its rights and claims under the Purchase Agreement.

          (f)  SEPARATE BUSINESS.  The Depositor:

              (i) will (A) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates and any other person or entity and (B) not permit any Affiliate or any other person or entity independent access to its bank accounts;

             (ii) will not commingle its funds and other assets with those of any Affiliate, any guarantor of any of the obligations of the Depositor (each, a "Guarantor"), any Affiliate of any Guarantor or any other person or entity;

            (iii) will conduct its own business in its own name and will hold all of its assets in its own name;

             (iv) will remain solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same become due;

              (v) will do all things necessary to observe corporate formalities, and preserve its existence as a single-purpose, bankruptcy-remote entity in accordance with the standards of the Rating Agencies providing ratings on the Notes or the Equity Certificates, as such standards are in effect on the date of issuance of the Notes and the Equity Certificates;

             (vi) will enter into transactions with Affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm's length basis with a person or entity other than an Affiliate of the Depositor;

            (vii) will pay the salaries of its own employees from its own funds and maintain a sufficient number of employees in light of its contemplated business operations;

           (viii) will compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

             (ix) will not guarantee, become obligated for, or hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity;

              (x) will not (i) acquire obligations or securities of any Affiliate or any of the stockholders of the Depositor or (ii) buy or hold any evidence of indebtedness issued by any other person or entity, other than cash, investment-grade securities and the Contracts;

             (xi) will allocate fairly and reasonably and pay from its own funds the cost of (i) any overhead expenses (including paying for any office space) shared with any Affiliate of the Depositor and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Depositor and one or more of its Affiliates;

            (xii) will maintain and utilize separate stationery, invoices and checks bearing its own name and allocate separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Depositor) and maintain a separate sign in the office directory of the building in which the Depositor maintains its principal place of business;

           (xiii) will not make any loans or advances to, or pledge its assets for the benefit of, any other person or entity, including, without limitation, any Affiliate or Guarantor or any Affiliate of any Guarantor;

            (xiv) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other person or entity;

             (xv) will, in the event that any authorized officer knows of any misunderstanding regarding the separate identity of the Depositor, correct such misunderstanding;

            (xvi) will not identify itself or any of its Affiliates as a division or part of any other entity; and

           (xvii) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          (g) PURCHASE AGREEMENT NOTICES. The Depositor (i) shall promptly give the Owner Trustee and the Indenture Trustee copies of any notices, reports or certificates given or delivered to the Depositor under the Purchase Agreement, (ii) shall not without the consents, approvals and opinions, if any, required by Section 11.1 hereof, as if Section 11.1 related to the Purchase Agreement rather than this Agreement, enter into any amendment, supplement or other modification to, or waiver of any provision of, the Purchase Agreement and (iii) shall not permit the removal of a Contract from the operation of the Purchase Agreement unless there is a corresponding right or obligation of the Depositor to remove such Contract from the Trust.

          Section 2.11. COVENANTS OF THE CERTIFICATEHOLDERS. Each Certificateholder by becoming a Certificateholder agrees:

          (a) to be bound by the terms and conditions of the Certificates of which such Holder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Holder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee and all other Certificateholders present and future.

          (b) not to, for any reason, institute proceedings for the Trust or the Depositor to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust or the Depositor, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or the Depositor or a substantial part of its property, or cause or permit the Trust or the Depositor to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.


                                     ARTICLE III
                                   THE CERTIFICATES

          Section 3.1. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.6 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

          Section 3.2.  THE CERTIFICATES; AUTHORIZED DENOMINATIONS.

          (a) The Certificates shall be executed on behalf of the Owner Trustee by manual or facsimile signature of any authorized signatory of the Owner Trustee having such authority under the Owner Trustee's seal imprinted or otherwise affixed thereon and attested on behalf of the Owner Trustee by the manual or facsimile signature of any authorized signatory of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates.

          (b) On the Closing Date, one Equity Certificate, in the principal amount of $__________, shall be issued to or upon the order of the Depositor. Unless and until the Equity Certificate is transferred pursuant to the terms of a pledge thereof (as permitted by Section 3.4(b) hereof), there shall at all times be a single Equity Certificate. In the event of any such transfer, Equity Certificates may thereafter be issued in denominations of $250,000 initial principal amount and integral multiples of $1,000 thereof.

          (c) One Equipment Certificate shall be issued on the Closing Date to the Depositor. There shall at all times be a single Equipment Certificate.

          Section 3.3. AUTHENTICATION OF CERTIFICATES. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A in the case of an Equity Certificate or Exhibit B in the case of an Equipment Certificate, executed by the Owner Trustee or the Authentication Agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. [Indenture Trustee/Revolver Trustee] is hereby initially appointed Authentication Agent. All Certificates shall be dated the date of their authentication.

          Section 3.4.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) The Certificate Registrar shall maintain, or cause to be maintained, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in this Agreement. [The Owner Trustee hereby initially appoints itself] [[Indenture Trustee] is hereby initially appointed] Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in this Agreement.

          (b) The Depositor may transfer and/or pledge the Equity Certificate to [Revolver Trustee], as Trustee under the Revolving Trust Agreement, and in connection therewith may instruct the Certificate Registrar to register the sole Equity Certificate in the name of the Depositor, [Revolver Trustee] or [Revolver Trustee]'s nominee. The Equity Certificate shall not thereafter be transferable, except (i) as required by the terms of the Revolving Trust Agreement, (ii) upon the termination of the Revolving Trust Agreement, and (iii) as may be required to reflect the interest of a successor trustee under the Revolving Trust Agreement.

          (c) The Equipment Certificate shall initially be issued to the Depositor. Except as a result of a merger or similar change in corporate structure of the Depositor, if and to the extent permitted by Article XVI of its Certificate of Incorporation, the Equipment Certificate may not be transferred and the Certificate Registrar shall not register any transfer of the Equipment Certificate.

          (d) If the registration of transfer of an Equity Certificate is permitted by subsection (b), then, upon surrender for registration of transfer of such Equity Certificate at the office or agency maintained pursuant to
Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause the Authentication Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Equity Certificates in authorized denominations and aggregate proportion of the Equity Certificate Balance dated the date of authentication by the Owner Trustee or any Authenticating Agent. If the registration of transfer of an Equity Certificate is permitted by subsection (b), then at the option of the Holder, such Equity Certificate may be exchanged for other Equity Certificates in authorized denominations of a like aggregate amount upon surrender of the Equity Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

          (e) Every Certificate presented or surrendered for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate properly surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

          (f) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (g) No Certificate may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1985, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

          (h) In addition to the restrictions of subsection (b) above, and except for the transfer and/or pledge of the Equity Certificate to [Revolver Trustee], no transfer of an Equity Certificate may be made by the Depositor or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and such state laws. In the event that any such transfer is to be made, (A) the Depositor may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and such state laws or is being made pursuant to the Act and such state laws, which Opinion of Counsel shall not be an expense of the Owner Trustee or the Depositor, and (B) the Owner Trustee shall require the transferee to execute a representation letter substantially in the form of Exhibit C attached hereto, which representation letter shall not be an expense of the Owner Trustee or the Depositor. The Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Owner Trustee, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with the Act and such state laws.

          Section 3.5.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.  If
(a) any
mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or the Authentication Agent shall authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and portion of the Equity Certificate Balance (in the case of an Equity Certificate). In connection with the issuance of any new Certificate under this
Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 3.6. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
5.2 or Section 5.3, as applicable, and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

          Section 3.7. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Owner Trustee of a written request therefor, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Equity Certificateholders, or one or more Certificateholders evidencing not less than 25% of the Equity Certificate Balance, or the Equipment Certificateholder (hereinafter referred to as "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Servicer or the Owner Trustee, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

          Section 3.8. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Related Documents may be served. The Owner Trustee initially designates __________ as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office of agency.

          Section 3.9. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Equity Certificateholders from the Equity Certificate Distribution Account pursuant to Section 5.2, shall make distributions to the Equipment Certificateholder from the Equipment Account pursuant to Section 5.3, and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Equity Certificate Distribution Account and the Equipment Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be [Indenture Trustee/Revolver Trustee], and any co-paying agent chosen by [Indenture Trustee/Revolver Trustee] and acceptable to the Owner Trustee. [Indenture Trustee/Revolver Trustee] shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that [Indenture Trustee/Revolver Trustee] shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.2 shall apply to the Owner Trustee also in its role as Paying Agent for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.


                                      ARTICLE IV
                               ACTIONS BY OWNER TRUSTEE

          Section 4.1. RESTRICTION ON POWER OF CERTIFICATEHOLDERS. No Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

          Section 4.2. PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not take any of the following actions, unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

          (a) the amendment of this Agreement, unless such amendment would not materially and adversely affect the interests of the Certificateholders;

          (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required unless such amendment would not materially and adversely affect the interests of the Certificateholders;

          (c) the amendment of any other Related Document, unless such amendment would not materially and adversely affect the interests of the Certificateholders; or

          (d) the initiation or settlement of any material claim, proceeding or lawsuit affecting the Trust or the Trust Assets.

          Section 4.3. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Depositor or the Trust without the unanimous prior approval of all Equity Certificateholders and the Equipment Certificateholder and the delivery to the Owner Trustee by each such Equity Certificateholder and Equipment Certificateholder of a certificate certifying that such Equity Certificateholder or Equipment Certificateholder, as the case may be, reasonably believes that the Depositor or the Trust, as appropriate, is insolvent.

          Section 4.4. RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Related Document, unless (i) the Equity Certificateholders and the Equipment Certificateholder have provided instruction to the Owner Trustee pursuant to
Section 6.3, (ii) an Equity Certificateholder and the Equipment Certificateholder previously shall have given to the Owner Trustee a written notice of default under or breach of this Agreement or any Related Document and of the continuance thereof, as provided in this Agreement, and (iii) Equity Certificateholders evidencing not less than

25% of the Equity Certificate Balance represented by the Equity Certificates or the Equipment Certificateholder shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Owner Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 4.4, each and every Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.


                                      ARTICLE V
                      APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          Section 5.1.  TRUST ACCOUNTS.

          (a) The Owner Trustee shall establish and maintain the Equity Certificate Distribution Account in the name of the Trust for the benefit of the Equity Certificateholders. The Equity Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Owner Trustee and maintained with the Owner Trustee.

          (b) The Owner Trustee shall establish and maintain the Equipment Account in the name of the Trust for the benefit of the Equipment Certificateholders. The Equipment Account shall be an Eligible Account and initially shall be a segregated trust account established with the Owner Trustee and maintained with the Owner Trustee.

          (c) The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Accounts and in all proceeds thereof. If, at any time, any Certificate Account ceases to be an Eligible Account, the Owner Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Equity Certificate Distribution Account and Equipment Account as Eligible Accounts and shall transfer any cash and/or any investments to such new Certificate Account.

          (d) All amounts held in the Certificate Accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Owner Trustee at the direction of the Depositor in Eligible Investments that mature not later than one Business Day prior to the immediately following Payment Date. Such investments shall not be sold or disposed of prior to their maturity. All investments of funds in a Certificate Account shall be held by a financial institution in accordance with the following requirements:

         (i) all Eligible Investments shall be held in an account with such financial institution in the name of the Owner Trustee;

        (ii) with respect to securities held on such account, such securities must be:

               (A)  certificated securities (as such term is used in N.Y. UCC
            Section 8-313(d)(i)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware;

               (B)  either (I) in the possession of such financial institution,
            (II) in the possession of a clearing corporation (as such term is used in Section 8-102(5) of the Uniform Commercial Code of the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Owner Trustee's security interest therein, and held by such clearing corporation in an account of such financial institution,
            (III) held in an account of a financial institution with the Federal Reserve Bank of New York, or (IV) in the case of uncertificated securities, issued in the name of such financial institution; and

               (C) identified, by book entry or otherwise, as held for the account of, or pledged to, the Owner Trustee on the records of such financial institution, and such financial institution shall have sent the Owner Trustee a confirmation thereof;

       (iii) with respect to repurchase obligations held in a Certificate Account, such repurchase obligation must be identified by such financial institution, by book entry or otherwise, as held for the account of, or pledged to, the Owner Trustee on the records of such financial institution, and the related securities must be held in accordance with the requirements of clause (ii) above;

        (iv) with respect to any Eligible Investments other than securities and repurchase agreements, such Eligible Investments must be held in a manner acceptable to the Owner Trustee.

          Subject to the other provisions hereof, the Owner Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Owner Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Owner Trustee in a manner which complies with this Section 5.1. All interest, dividends, gains upon sale and other income from, or earnings on investment of funds in such Certificate Account shall be deposited in the Equity Certificate Distribution Account and distributed on the next Payment Date pursuant to Section 5.2(d). The Depositor shall deposit in such Certificate Account an amount equal to any net loss on such investments immediately as realized.

          Section 5.2. APPLICATION OF FUNDS IN THE EQUITY CERTIFICATE DISTRIBUTION ACCOUNT.

         (a) On each Payment Date the Paying Agent will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9 of the Transfer and Servicing Agreement, distribute to Equity Certificateholders, to the extent of the funds available, amounts deposited in the Equity Certificate Distribution Account pursuant to Sections 8.03 and 8.06 of the Indenture with respect to such Payment Date in the following order of priority:

         (i) first, from the amounts deposited in the Equity Certificate Distribution Account pursuant to Sections 8.03 and 8.06 of the Indenture, to the Equity Certificateholders, on a pro rata basis, an amount equal to the Equity Certificate Interest Distributable Amount;

        (ii) second, from the amounts deposited in the Equity Certificate Distribution Account pursuant to Sections 8.03 and 8.06 of the Indenture, to the Equity Certificateholders, on a pro rata basis, an amount equal to the Equity Certificate Principal Distributable Amount;

       (iii) third, from amounts, if any, deposited in the Equity Certificate Distribution Account pursuant to Section 8.06 of the Indenture, to the Equity Certificateholders, on a pro rata basis, an amount equal to the Principal Deficiency Amount, if any, allocable to the Equity Certificates; and

        (iv) fourth, from amounts, if any, deposited in the Equity Certificate Distribution Account pursuant to Section 8.03(viii) of the Indenture, to the Equity Certificateholders on a pro rata basis, all such amounts.

         (b) On the Payment Date following the date on which amounts received in respect of the Depositor's exercise of its option to purchase the corpus of the Trust pursuant to Section 5.1(a) of the Transfer and Servicing Agreement are deposited in the Equity Certificate Distribution Account pursuant to Section
8.03 of the Indenture, the Paying Agent will distribute such funds (taking into account any concurrent distribution made pursuant to Section 5.2(a)) in the following order of priority:

         (i) first, to Equity Certificateholders, on a pro rata basis, an amount equal to the Equity Certificate Interest Distributable Amount; and

        (ii) second, to Equity Certificateholders, on a pro rata basis, the remaining Equity Certificate Balance.

         (c) On the Payment Date following each date on which the Indenture Trustee makes payments of money or property in respect of liquidation of the Trust Assets pursuant to Section 5.06 of the Indenture and deposits funds received in connection with such liquidation in the Equity Certificate Distribution Account, the Paying Agent will distribute such funds (taking into account any concurrent distribution made pursuant to Section 5.2(a)) in the following order of priority:

         (i) first, to Equity Certificateholders, on a pro rata basis, an amount equal to the Equity Certificate Interest Distributable Amount; and

        (ii) second, to Equity Certificateholders, on a pro rata basis, for amounts in respect of principal on the Equity Certificates.

         (d) Any funds remaining in the Equity Certificate Distribution Account after distribution of all other amounts specified in this Section 5.2 shall be distributed to the Equity Certificateholders, pro rata.

         (e) On each Payment Date, the Paying Agent shall send to each Equity Certificateholder the statement required pursuant to Section 7.05(b) of the Indenture.

         (f) In the event that any withholding tax is imposed on the Trust's payment to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholders at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (f). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          Section 5.3. DISTRIBUTION OF FUNDS IN THE EQUIPMENT ACCOUNT AND TRANSFER OF EQUIPMENT.

          (a) On each Business Day the Owner Trustee will distribute to the Equipment Certificateholder all funds deposited in the Equipment Account pursuant to Sections 4.2(a), 4.2(d) or 4.5 of the Transfer and Servicing Agreement.

          (b) Pursuant to Section 4.5 of the Transfer and Servicing Agreement, the Owner Trustee will, as promptly as practicable, transfer to the Equipment Certificateholder all Equipment released from the lien of the Indenture (other than upon a sale or other disposition by the Servicer). The Owner Trustee is authorized to execute such bills of sale and other instruments of transfer as the Equipment Certificateholder deems necessary to transfer title in such Equipment to or upon the order of the Equipment Certificateholder.

          Section 5.4. METHOD OF PAYMENT. Subject to Section 9.1(c), distributions of funds required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, provided that such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder's Certificates in the aggregate evidence an initial denomination of not less than $1,000,000 (or if such Certificateholder is [Revolver Trustee], the Depositor or an Affiliate thereof), or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

          Section 5.5.  NO SEGREGATION OF MONIES; NO INTEREST.  Subject to
Section 5.1, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or by the Indenture and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.


                                      ARTICLE VI
                        AUTHORITY AND DUTIES OF OWNER TRUSTEE

          Section 6.1. GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party and any amendment thereto, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A Notes in the aggregate principal amount of $__________, the Class B Notes in the aggregate principal amount of $__________, and the Class C Notes in the aggregate principal amount of $__________. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents.

          Section 6.2. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged through such agents as shall be appointed) all of its responsibilities pursuant to the terms of this Agreement and the Related Documents and to administer the Trust in the interest of the Certificateholders, subject to the Related Documents and in accordance with the provisions of this Agreement.

          Section 6.3.  ACTION UPON INSTRUCTION.

          (a) Subject to Article IV, the Certificateholders shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document, and provided that if the Indenture Trustee, the Noteholders or the Servicer are entitled, pursuant to the Indenture or the Transfer and Servicing Agreement, to direct any actions of the Owner Trustee, such directions shall control. The Certificateholders may not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Related Documents.

          (b) The Owner Trustee shall not be required to take any action hereunder or under any Related Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, and the Owner Trustee has not received instructions with respect to such matter from the Indenture Trustee, the Noteholders or the Servicer pursuant to the terms of the Indenture or the Transfer and Servicing Agreement, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Certificateholders, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          Section 6.4. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement (including as provided in Section 6.2) or in any written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Owner Trustee. The Owner Trustee shall have no responsibility for preparing, monitoring or filing any financing or continuation statements in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Related Document; however, the Owner Trustee will from time to time execute and deliver such financing or continuation statements as are prepared by the Servicer and delivered to the Owner Trustee for its execution on behalf of the Trust for the purpose of perfecting or maintaining the perfection of such a security interest or lien or effecting such a recording. The Owner Trustee nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Assets that are attributable to claims against the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Assets.

          Section 6.5.  NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR
INSTRUCTIONS.

The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of, the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to
Section 6.3.

          Section 6.6. RESTRICTIONS. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders may not direct the Owner Trustee to take action that would violate the provisions of this Section.


                                     ARTICLE VII
                             CONCERNING THE OWNER TRUSTEE

          Section 7.1. ACCEPTANCE OF TRUST AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Assets upon the terms of the Related Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or any Related Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

          (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Certificateholders;

          (c) no provision of this Agreement or any Related Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under this Agreement or any of the Related Documents, including the principal of and interest on the Equity Certificates or the Notes;

          (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement (except as provided in Section 7.3 hereof) or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to, the Indenture Trustee, any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Related Documents;

          (f) the Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement; and

          (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

          Section 7.2. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Related Documents unless the Certificateholders have previously received such items.

          Section 7.3. REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor and the Certificateholders that:

          (a) It is a _________________ duly organized and validly existing in good standing under the laws of __________. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement and each Related Document to which the Trust is a party.

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

          (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or New York law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Assets resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the Related Documents.

          Section 7.4.  RELIANCE; ADVICE OF COUNSEL.

          (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

          Section 7.5. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VII, in accepting the trusts hereby created _____________________ acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Assets for payment or satisfaction thereof.

          Section 7.6. OWNER TRUSTEE NOT LIABLE FOR CERTIFICATES, NOTES OR CONTRACTS. The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor (other than the signature or counter-signature of the Owner Trustee on the Notes), and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document or of the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates) or the Notes (other than the signature or counter-signature of the Owner Trustee on the Notes), or of any Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Equipment or the maintenance of any such perfection and priority of any security interest created by any Contract in any Equipment, or for or with respect to the sufficiency of the Trust Assets or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Contract or any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Depositor or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer taken in the name of the Owner Trustee.

          Section 7.7. OWNER TRUSTEE MAY OWN CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.


                                     ARTICLE VIII
                            COMPENSATION OF OWNER TRUSTEE

          Section 8.1. OWNER TRUSTEE'S FEES AND EXPENSES. The Servicer, pursuant to the Transfer and Servicing Agreement, has covenanted and agreed to pay to the Owner Trustee, and the Owner Trustee shall be entitled to, certain annual fees and to reimburse the Owner Trustee for all ordinary and reasonable out-of-pocket expenses incurred or made by it, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; PROVIDED, HOWEVER, that the Owner Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees of outside counsel engaged by the Owner Trustee in respect of the performance of its obligations hereunder or (ii) relate to the performance of its obligations pursuant to
Section 5.4 hereof.

          Section 8.2. INDEMNIFICATION. Antigua Funding Corporation shall be liable as primary obligor for, and shall indemnify the Owner Trustee in its individual capacity and its successors, assigns, agents and servants, and any co-trustee (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Owner Trustee hereunder, except only that Antigua Funding Corporation shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of
Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

          Section 8.3. NON-RECOURSE OBLIGATIONS. Notwithstanding anything in this Agreement or any Related Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Assets only and specifically shall not be recourse to the assets of any Certificateholder.


                                      ARTICLE IX
                                     TERMINATION

          Section 9.1.  TERMINATION OF THE TRUST.

          (a) The respective obligations and responsibilities of the Depositor and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the earliest of (i) the maturity or other liquidation of the last Contract (including the purchase by the Depositor at its option of the corpus of the Trust as described in Section 5.1 of the Transfer and Servicing Agreement or the liquidation of the Trust Assets pursuant to
Section 5.06 of the Indenture) and the subsequent distribution of amounts in respect of such Contracts as provided in the Related Documents, (ii) the circumstances described in subsection (b) below, or (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the payment to the Lenders of all amounts due under the Cash Collateral Account Agreement. In any case, there shall be delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to clause (iii); PROVIDED, HOWEVER, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and PROVIDED, FURTHER, that the rights to indemnification under Section 8.2 shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee of any prospective termination pursuant to this Section 9.1. The bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Assets nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b)  In the event of

         (i) the commencement of an involuntary case in respect of the Depositor under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days;

        (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Depositor in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor; or

       (iii) the commencement by the Depositor of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Depositor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or of any substantial part of its property, or the making by the Depositor of an assignment for the benefit of creditors, or the failure by the Depositor generally to pay its debts as such debts become due, or the taking of corporate action by the Depositor in furtherance of any of the foregoing;

and the Indenture Trustee, as required by Section 5.04 of the Indenture, has foreclosed upon its security interest in the Trust Estate granted pursuant to the Indenture, the respective obligations and responsibilities of the Depositor and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate. All Persons who were Certificateholders on the date of such termination shall thereupon be entitled to receive distributions directly from the Indenture Trustee in the manner and order of priority specified in Section 5.06(EIGHTH) the Indenture.

          (c) Except as provided in Section 9.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

          (d) Within five Business Days of receipt of notice of final distribution on the Certificates from the Depositor or the Servicer given pursuant to Section 5.1 of the Transfer and Servicing Agreement, the Owner Trustee shall mail written notice to the Certificateholders specifying (i) the Payment Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Paying Agent therein specified, (ii) the amount of any such final payment, and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given, the Indenture Trustee shall make deposits into the Equity Certificate Distribution Account and the Equipment Account in accordance with Section 8.03 of the Indenture, or, in the case of an optional purchase of Contracts pursuant to Section 5.1 of the Transfer and Servicing Agreement, shall deposit the amount specified in Section
5.1 of the Transfer and Servicing Agreement. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Sections 5.2 and 5.3.

          (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds which are payable to Certificateholders remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to The United Way (but only upon termination of this Agreement), and the Certificateholders, by acceptance of their Certificates, hereby waive any rights with respect to such funds.


                                      ARTICLE X
                SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          Section 10.1. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation (i) authorized to exercise corporate trust powers; (ii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and
(iii) having (or having a parent which has) a long-term debt rating of at least ___ by Moody's or ___ by Standard & Poor's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

          Section 10.2. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Servicer at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualifications set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee, provided that the Depositor shall have received written confirmation from each of the Rating Agencies that the proposed appointment will not result in a reduction, qualification or withdrawal of the ratings then assigned to the Notes and the Equity Certificates by any of the Rating Agencies. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee.
If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualification requirements of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Owner Trustee have been paid and until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

          Section 10.3. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

          Section 10.4. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

          Section 10.5. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.1.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

        (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

       (iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                      ARTICLE XI
                               MISCELLANEOUS PROVISIONS

          Section 11.1.  AMENDMENT.

          (a) This Agreement may be amended by the Depositor and the Owner Trustee, without the consent of any of the Certificateholders or Noteholders, but with prior notice to the Rating Agencies and the Indenture Trustee, for any of the following purposes:

         (i)   to correct or amplify the description of the Trust Assets;

        (ii)   to cure any ambiguity;

       (iii) to correct or supplement any provision herein which may be inconsistent with any other provision herein;

        (iv) to make any other provisions with respect to matters or questions arising under this Agreement, provided that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder; or

         (v) to avoid a reduction or withdrawal of any rating of the Notes or the Equity Certificates.

         (b)   This Agreement may also be amended from time to time by the

Depositor and the Owner Trustee with the consent of a Certificate Majority and, unless such amendment does not, as evidenced by an Opinion of Counsel, materially and adversely affects the interests of Noteholders, the consent of a Note Majority (which consent of any Holder of a Certificate or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates or Notes; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Certificate or Note or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates and Notes then outstanding.

         (c) Prior to the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

         (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee unless such parties have previously received such notification.

         (e) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders and Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe, including the establishment of record dates.

         (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 11.2. NO RECOURSE. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Related Documents.

          Section 11.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

          Section 11.4. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.5. CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificate-holders shall not, except as expressly provided for herein with respect to the Depositor, be personally liable for obligations of the Trust, the beneficial interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by or on behalf of the Owner Trustee pursuant to Section 3.3 are and shall be deemed fully paid.

          Section 11.6. THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

          Section 11.7. COUNTERPARTS. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          Section 11.8. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, at the following address: Antigua Funding Corporation, [address], Attention: Chief Financial Officer, (b) in the case of the Owner Trustee, at the Corporate Trust Office, and (c) in the case of each Rating Agency, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; Standard & Poor's Ratings Group, 26 Broadway, New York, New York 10004 Attention: Asset-Backed Surveillance; Fitch Investors Services, L.P., One State Street Plaza, New York, New York 10004; Duff &

Phelps Credit Rating Co., 17 State Street, New York, New York 10004; or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                                  ANTIGUA FUNDING CORPORATION


                                                  By
                                                       Name:
                                                       Title:


                                                  [OWNER TRUSTEE]

                                                  By
                                                       Name:
                                                       Title:

                                                                       EXHIBIT A

                             [FORM OF EQUITY CERTIFICATE]

                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                               ___% EQUITY CERTIFICATE

               evidencing a beneficial interest in the Trust, as defined below, the property of which includes a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables and the Equipment related thereto, all transferred to the Trust by Antigua Funding Corporation.

               This Equity Certificate does not represent an obligation of, or an interest in, Antigua Funding Corporation or any affiliate thereof.

                  THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 3.4 OF THE
                         TRUST AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.4 OF THE TRUST AGREEMENT REFERRED TO HEREIN.


Certificate No. ____                    Denomination:  $________

Cut-Off Date:                           Aggregate Denomination of all
September 1, 1996                       Equity Certificates:  $_________

First Payment Date:                     Pass-Through Rate:  _____%
October ___, 1996
                                        Final Scheduled Payment Date:
Servicer:                               ______________, 199_
AT&T Capital Corporation

                                        CUSIP:  ___________

                    OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Equity Certificates referred to in the within-mentioned Trust Agreement.

__________________________________,     _____________________________,
not in its individual capacity but           not in its individual capacity but
solely as Owner Trustee                 or   solely as Owner Trustee

                                             By ________________________,
                                             Authenticating Agent
by _____________________________________________
                                             by _______________________________


          THIS CERTIFIES THAT _______________________________ is the registered owner of a nonassessable, fully-paid, beneficial interest in the Capita Equipment Receivables Trust 1996-1 (the "Trust"). The Trust was created pursuant to a Trust Agreement, dated as of September 1, 1996 (the "Trust Agreement"), between Antigua Funding Corporation and __________________________, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Indenture, dated as of September 1, 1996 (the "Indenture"), between the Trust and ________________, as Indenture Trustee.

          This Certificate is one of the duly authorized Certificates designated as "___% Equity Certificates" (herein called the "Equity Certificates"). The Trust is also issuing a single Equipment Certificate (the "Equipment Certificate"). The Trust has also issued, under the Indenture, Notes designated as ______% Receivable-Backed Notes, Class A (the "Class A Notes"), ___% Receivable-Backed Notes, Class B (the "Class B Notes") and ______% Receivable-Backed Notes, Class C (the "Class C Notes" and, together with the Class A Notes and the Class B Notes, the "Notes"). This Equity Certificate is issued under the Trust Agreement and is subject to the terms, provisions and conditions of the Trust Agreement and the Indenture, to which Trust Agreement and Indenture the holder of this Equity Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Trust Agreement) a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (the "Contracts"), an assignment of the Depositor's ownership or security interest in the Equipment related to the Contracts, certain monies received thereunder after the Cut-Off Date, certain bank accounts, proceeds from certain insurance policies and proceeds of all of the foregoing.

          Under the Trust Agreement, there will be distributed on the ___ day of each month or, if such ___ day is not a Business Day, the next succeeding Business Day (the "Payment Date"), commencing on October __, 1996 to the person in whose name this Certificate is registered at the close of business on the last day of the calendar month immediately preceding the month in which such Payment Date occurs (the "Record Date"), such Certificateholder's fractional undivided interest in the sum of (a) the Equity Certificate Interest Distributable Amount and (b) the Equity Certificate Principal Distributable Amount, to the extent of the funds available therefor. As provided in the Indenture, interest hereon is subordinated in right of payment to the payment of interest on the Notes, and principal hereon is subordinated in right of payment to the payment of principal on the Notes.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or join in any institution against the Depositor or the Trust of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Related Documents.

          Except as provided in the Trust Agreement, distributions on this Certificate will be made by the Owner Trustee by check or money order mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Owner Trustee. The Record Date otherwise applicable to distributions shall not be applicable to such final distribution.

          The Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any Affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Contracts, all as more specifically set forth in the Trust Agreement and the Indenture. A copy of the Trust Agreement and the Indenture may, upon request, be examined by any Certificateholder during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee. In certain limited circumstances, the Trust Agreement may only be amended with the consent of the Holders of Equity Certificates evidencing not less than a majority of the Equity Certificate Balance and, in certain circumstances,

100% of the Equity Certificate Balance. Any such consent by the Holder of this Equity Certificate shall be conclusive and binding on such Holder and on all future Holders of this Equity Certificate and of any Equity Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Equity Certificate.

          Under the limited circumstances specified in Section 3.4 of the Trust Agreement, the transfer of this Equity Certificate is registrable in the Certificate Registrar upon surrender of this Equity Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in __________, ___________ accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Equity Certificates of authorized denominations evidencing the same aggregate beneficial interest in the Trust of the same class will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is __________________. Under such circumstances, the Equity Certificates are issuable only as registered Certificates without coupons in denominations of $250,000 initial principal amount and integral multiples of $1,000 thereof, and Equity Certificates are exchangeable for new Equity Certificates of authorized denominations of a like aggregate initial principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

          The Equity Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Equity Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

          The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Owner Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the disposition of all property held as part of the Trust. The Depositor may at its option purchase the corpus of the Trust at a price specified in the Transfer and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only as of a

Record Date as of which the aggregate principal balance of the Notes and the Equity Certificates is less than 10% of the Cut-Off Date Contract Pool Principal Balance.

          The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Contract or related document.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

Dated: _________, 199                   CAPITA EQUIPMENT RECEIVABLES
                                        TRUST 1996-1



                                        By:                  ,
                                             not in its individual capacity but
                                             solely as Owner Trustee


                                        By:
                                             Name:
                                             Title:

Attest:



Name:
                                        Title:

                                      ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)


the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:
                                             *__________________________
                                               Signature Guaranteed:


                                             *__________________________


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

                                      EXHIBIT B

                           [FORM OF EQUIPMENT CERTIFICATE]

                      CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                                EQUIPMENT CERTIFICATE

    evidencing a beneficial interest in the Trust, as defined below, the property of which includes a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables and the Equipment related thereto, all transferred to the Trust by Antigua Funding Corporation.

    This Equipment Certificate does not represent an obligation of, or an interest in, Antigua Funding Corporation, or any affiliate thereof.

         THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT UNDER
         THE CIRCUMSTANCES SPECIFIED IN SECTION 3.4 OF THE
              TRUST AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.4 OF THE TRUST AGREEMENT REFERRED TO HEREIN.


Certificate No.                   First Payment Date:
                                  October ___, 1996
Cut-Off Date:
September 1, 1996                 Servicer:
                               AT&T Capital Corporation

                    OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Equipment Certificate referred to in the within-mentioned Trust Agreement.

_______________________                ___________________________
not in its individual capacity but     not in its individual capacity but
solely   solely as Owner Trustee            or   as Owner Trustee
                                       By _______________________,
                                       Authenticating Agent
by
  _________________________________________

                                       by______________________________________
_________

         THIS CERTIFIES THAT_________________________________is the registered owner of a nonassessable, fully-paid, beneficial interest in the Capita Equipment Receivables Trust 1996-1 (the "Trust"). The Trust was created pursuant to a Trust Agreement, dated as of September 1, 1996 (the "Trust Agreement"), between Antigua Funding Corporation and ____________________________, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Indenture, dated as of September 1, 1996 (the "Indenture"), between the Trust and ____________, as Indenture Trustee.

         This Certificate is the sole Certificate of the duly authorized class of Certificates designated as the "Equipment Certificate" (herein called the "Equipment Certificate"). The Trust is also issuing ______% Equity Certificates (the "Equity Certificates"). The Trust has also issued, under the Indenture, Notes designated as ______% Receivable-Backed Notes, Class A (the "Class A Notes"), ______% Receivable-Backed Notes, Class B (the "Class B Notes") and ______% Receivable-Backed Notes, Class C (the "Class C Notes" and, together with the Class A Notes and the Class B Notes, the "Notes"). This Equipment Certificate is issued under the Trust Agreement and is subject to the terms, provisions and conditions of the Trust Agreement and the Indenture, to which Trust Agreement and Indenture the holder of this Equipment Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes (as more fully described in the Trust Agreement) a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (the "Contracts"), an assignment of the Depositor's ownership or security interest in the Equipment related to the Contracts, certain monies received thereunder after the Cut-Off Date, certain bank accounts, proceeds from certain insurance policies and proceeds of all of the foregoing.

         Under the Trust Agreement, there will be distributed on the ___ day of each month or, if such ___ day is not a Business Day, the next succeeding Business Day (the "Payment Date"), commencing on October __, 1996, to the person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding such Payment Date (the "Record Date"), a portion (determined in the manner specified in the Indenture) of the proceeds of the disposition of the related Equipment following a default or early termination of certain Contracts, and all Equipment related to any Lease Contracts that were terminated during the prior month.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust or join in any institution against the Depositor or the Trust of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Related Documents.

         Except as provided in the Trust Agreement, distributions of monies on this Equipment Certificate will be made by the Owner Trustee by check or money order mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Equipment Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Equipment Certificate at the office or agency maintained for that purpose by the Owner Trustee. The Record Date otherwise applicable to distributions shall not be applicable to such final distribution.

         This Equipment Certificate does not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any Affiliate of any of them. This Equipment Certificate is limited in right of payment to certain collections and recoveries respecting the Equipment, all as more specifically set forth in the Trust Agreement and the Indenture. A copy of the Trust Agreement and the Indenture may, upon request, be examined by any Certificateholder during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee. In certain limited circumstances, the Trust Agreement may only be amended with the consent of the Holder of the Equipment Certificate. Any such consent by the Holder of this Equipment Certificate shall be conclusive and binding on such Holder and on all future Holders of this Equipment Certificate and of any Equipment Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Equipment Certificate.

         As provided in the Trust Agreement, this Equipment Certificate is not transferable except under certain limited circumstances. Under such circumstances, and subject to certain limitations set forth in the Trust Agreement, the transfer of this Equipment Certificate is registrable in the Certificate Registrar upon surrender of this Equipment Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in __________, ___________ accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon a new Equipment Certificate will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is _______________. No service charge will be made for any such registration of transfer, but the Owner Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

         This Equipment Certificate may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Equipment Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Equipment Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Owner Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and Trust created thereby shall terminate upon the payment to the Equipment Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the disposition of all property held as part of the Trust. The Depositor may at its option purchase the corpus of the Trust at a price specified in the Transfer and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will effect retirement of the Equipment Certificate; provided, however, such right of purchase is exercisable only as of a Record Date as of which the aggregate principal balance of the Notes and the Equity Certificates is less than 10% of the Cut-Off Date Contract Pool Principal Balance.

         The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Equipment Certificate or of any Contract or related document.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Equipment Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Owner Trustee on behalf of the Trust and not in its individual capacity has caused this Equipment Certificate to be duly executed.


Dated: _________, 199                  CAPITA EQUIPMENT RECEIVABLES
                                       TRUST 1996-1



                                       By:            ,
                                          not in its individual capacity but
                                          solely as Owner Trustee


                                       By:
                                          Name:
                                          Title:


Attest:



Name:
Title:

                                      ASSIGNMENT


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)


the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:
                                       *__________________________
                                       Signature Guaranteed:


                                       *__________________________


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

EXHIBIT C

                            FORM OF REPRESENTATION LETTER


[Owner Trustee]
[address]

Antigua Funding Corporation
[address]

    RE:  Capita Equipment Receivables Trust 1996-1
         Equity Certificates

         The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by (a) institutions which are "Accredited Investors" under Rule 501(a)(1),
(2), (3) or (7) of Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), or an entity in which all of the equity owners meet such requirements, which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000, or (b) "Qualified Institutional Buyers" under Rule 144A, as promulgated under the 1933 Act. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" or a "Qualified Institutional Buyer" within the meaning of such definitions. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

REPRESENTATIONS AND WARRANTIES

         The Purchaser makes the following representations and warranties in order to permit the Owner Trustee and the Depositor to determine its suitability as a purchaser of Certificates and to determine that the exemption from registration relied upon by the Depositor under Section 4(2) of the 1933 Act is available to it.

         1. The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that the Depositor is not required to register the Certificates and that any transfer must comply with Section 3.4 of the Trust Agreement relating to the Certificates.

         2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

         3. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment.

         4. The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

         5. The Purchaser does not qualify as (i) an employee benefit plan (a "Plan") as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not it is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986 (also a "Plan"), or (iii) an entity whose underlying assets are deemed to be assets of a Plan by reason of such Plan's investment in the entity (as determined under Department of Labor Regulations, 29 C.F.R. Section 2510.3-101 (1990)).

         6. The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Trust Agreement.

         7. The Purchaser agrees that it will obtain from any purchaser of the Certificates from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 6 and in this paragraph 7.

         The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

         Executed at____________________,___________________, this___________

day of_______________,__________________.

                                       Purchaser's Name (Print)

                                       By ____________________________
                                          Signature
                                       Its  ____________________________

                                       Address of Purchaser

                                       ______________________________
                                       Purchaser's Taxpayer
                                       Identification Number